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                                                        EXHIBIT (10)(III)(A)(19)
                                                               TO FORM 10-K 1994

                   SEPARATION AGREEMENT AND WAIVER AND RELEASE


     Cincinnati Bell Telephone Company, an Ohio Corporation (the "Company"), defined to include all currently related corporate entities, and Donald E. Hoffman ("Executive"), in consideration of the mutual promises made herein, hereby agree as follows:

     1.   SEPARATION.

          Executive shall resign from employment with the Company effective at the close of business on May 24, 1995 (the "Employment Separation Date").

     2.   TRADE SECRETS AND NON COMPETITION.

          (a) The Company is engaged directly, and indirectly through its related companies, in the information services, telecommunication and marketing support services industries within the U.S. and worldwide. Executive acknowledges that in the course of Executive's employment with the Company Executive has been entrusted with or obtained access to information proprietary to the Company, and/or any or all related companies with respect to the following (all of which information is referred to hereinafter collectively as the "Property"): the organization and management of the Company and its related companies; names, addresses, buying habits or other special information regarding past, present and potential customers, employees and suppliers of the Company and its related companies; customer and supplier contracts and transactions or price lists of the Company, and related companies and suppliers; products, services, programs and processes sold, licensed or developed by the Company or its related companies; technical data, plans and specifications, present

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YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND
RELEASE

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and/or future development projects of the Company and related companies;
financial and/or marketing data respecting the conduct of the present or future phases of business of the Company and related companies; computer programs, systems and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of the Company or its related companies; strategic knowledge of pending acquisitions of land and/or building space; and other information considered confidential by any of the Company, its related companies or customers or suppliers of the Company or its related companies.

               Executive agrees that Executive will continue to retain such proprietary information in absolute confidence and not to disclose to any person or organization any proprietary information without the express written consent of the Company. Executive agrees that this Agreement does not supersede any such preexisting obligations and that they are incorporated herein by reference.

          (b) In consideration of the compensation to be paid Executive pursuant to Section 5, Executive agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that Executive make the covenants contained in Sections 2, 3 and 4 regarding Executive's conduct during and subsequent to Executive's employment relationship with the Company and that the Company will suffer irreparable injury if Executive engages in conduct prohibited under those Sections. Executive represents that Executive has thoroughly reviewed the terms of those covenants, including the time periods stated therein, and that Executive's experience and/or abilities are such that observance of such covenants will not cause Executive undue hardship nor will it unreasonably interfere with Executive's ability to earn a livelihood. The covenants contained in

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Sections 2, 3 and 4 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action of Executive against the Company and/or its related companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of those covenants.

          (c) Executive covenants that, for a period of two years after the Employment Separation Date (or if this period is unenforceable by law, then for such period as shall be enforceable), Executive will not, without first obtaining written permission from the Company, engage in any business offering services related to the current business of the Company in any capacity which requires or utilizes the skill, training and knowledge acquired by Executive while employed by the Company, whether such capacity be as a broker, principal, partner, joint venturer, agent, employee, salesman, consultant, director or officer, where such position would involve Executive in any business activity in competition with the Company. This restriction will be limited to the geographical area of Ohio, Kentucky and Indiana or to such other geographical area as a court shall find reasonably necessary to protect the goodwill and business of the Company.

          (d) Executive covenants that Executive will not, for a period of two years after the Employment Separation Date (or if this period is unenforceable by law, then for such period as shall be enforceable), interfere with or adversely affect, either directly or indirectly, the Company, its employees, or any of their related companies' relationships with any person, firm, association, corporation or other entity which is known by Executive to be, or is included on any listing to which Executive had access during the course of Executive's employment, a customer, client, supplier, consultant or employee of the Company or its related companies, and that Executive will not divert or

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change, or attempt to divert or change, any such relationship to the detriment of the Company or any of the related companies or to the benefit of any other person (including himself), firm, association, corporation or other entity.

          (e) All ideas, inventions, discoveries, concepts, trademarks, or other developments or improvements, whether patentable or not, conceived by Executive, alone or with others, at any time during the term of Executive's employment, whether or not during working hours or on the Company's premises, which are within the scope of or related to the Company's business operations or that relate to any Company work or project, present, past or contemplated, shall be and remain the exclusive property of the Company.

          (f) Executive covenants that Executive shall not, during the term of this Agreement or at any time thereafter, act in any manner, directly or indirectly, which may damage the business of the Company or any of the related companies or which would adversely affect the goodwill, reputation, and business relationships of the Company or any of the related companies with the public generally, or with any of their customers, suppliers or employees.

                                       -4-

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          (g)  Executive expressly acknowledges that any breach or violation of any of the covenants made by Executive in this Section 2 will cause immediate and irreparable injury to the Company and that in the event of a breach or threatened or intended breach of this contract by Executive, the Company, in addition to all other legal and equitable remedies available to it, shall be entitled to injunctions, both preliminary and temporary, and restraining orders, enjoining and restraining such breach or threatened or intended breach.

     3.   WAIVER AND RELEASE OF ALL CLAIMS.

          Executive, for himself and for Executive's personal representatives, and in exchange for the consideration offered by the Company in Section 5, hereby fully releases the Company and its related companies, and any and all of their stockholders, directors, officers, employees, agents and representatives, from any and all claims, liabilities, promises, contracts, suits, and attorneys' fees, which have been or could have been asserted by Executive or on Executive's behalf in any forum for circumstances arising prior to the date of this Agreement. This release includes without limitation, any and all claims of discrimination on the basis of Executive's race, color, religion, sex, national origin, disability, age, or ancestry, and claims based on wrongful discharge whether based on a theory of contract, promissory estoppel, public policy or tort. This release specifically includes a release of all claims which could be asserted under Section 4101.17 or Chapter 4112 of the Ohio Revised Code, Section 4113.52 of the Ohio Revised Code or any other law of the State of Ohio or any other state, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Americans with Disabilities Act of 1990 ("ADA") and such laws' amendments.

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     4.   CONFIDENTIALITY.

          Executive agrees that Executive will keep the terms, amount and fact of this Agreement confidential and that Executive will not hereafter disclose any information concerning this Agreement to anyone except Executive's immediate family, attorney or accountant, provided that Executive instructs them to keep said information confidential and not disclose it to others.

     5.   COMPANY'S OBLIGATIONS.

          Following the execution of this Agreement and the expiration of the revocation period, and in consideration of Executive's obligations set forth in Sections 4, 5 and 6 above, the Company will provide Executive with the following severance benefits to which Executive would not be otherwise entitled:

          (a) forty months of the age reduction otherwise applicable to Executive under Subparagraph 3(a)(i) of Cincinnati Bell Inc. Pension Program shall be waived and, for purposes of calculating his benefit under the Pension Program, references to the "Pension Plan" in Section 4 of the Pension Program shall mean the Cincinnati Bell Management Pension Plan as in effect prior to December 31, 1993;

          (b) outplacement services, including an individual executive program with job-search counseling, clerical and long-distance telephone support, office space, skills evaluations, resume preparation and interviewing skills. Outplacement services must commence within 60 days after the Employment Separation Date and may not exceed a total cost of $25,000;

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          (c)  up to $5,000 for financial counseling and/or tax consultation services, provided Executive provides valid receipts documenting the cost and date of services rendered, date of counseling to occur prior to December 31, 1995;

          (d) payment of the 1994 Incentive Award, if any, payable in 1995. Executive shall not be entitled to receive a 1995 Incentive Award;

          (e) this Agreement shall not modify Executive's entitlement to benefits under Cincinnati Bell Management Pension Plan and Cincinnati Bell Inc. Retirement Savings Plan;

          (f) with respect to any options heretofore granted to Executive under the Company's 1988 Long Term Incentive Plan, any options which are not exercisable by the close of business on the Employment Separation Date shall thereupon terminate. Executive shall not be granted any additional options;

          (g) title of cellular equipment in Executive's personal vehicle will be transferred to Executive and Executive will assume responsibility for any and all charges relating to such equipment after the Employment Separation Date; and

          (h) to the extent that the Company is providing indemnification to the Executive on the day preceding the Employment Separation Date (through insurance or otherwise) for the Executive's acts and omissions as an officer of the Company, the Company shall continue to provide such indemnification on and after the Employment Separation Date for any acts or omissions occurring prior to the Employment Separation Date.

                                      * * *

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All payments to Executive under this Agreement shall be subject to applicable
Federal, state and local tax withholding.

     6.   SEVERABILITY.

          Each of the terms and covenants of this Agreement shall be independently enforceable and should any term or covenant of this Agreement be ruled invalid in any court, such provision shall be deemed severable so that such ruling shall not invalidate the entire contract and the remaining provisions shall not be affected thereby.

     7.   TERMINATION.

          This Agreement may be terminated:

          (a)  upon the mutual agreement of both parties; or

          (b) by the Company, upon two weeks' written notice of such termination, for cause if there occurs a material breach by Executive, which continues for 10 days after written notice thereof to Executive from the Company, of any of the covenants and agreements made by Executive under this Agreement or any acts or omissions by Executive resulting in serious harm or injury to the reputation, assets or business of the Company or its related companies.

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          Regardless of the basis for termination of this Agreement, Executive acknowledges that the covenants contained in Sections 2, 3 and 4 shall survive the termination of this Agreement.

     8.   ASSIGNMENT.

          This Agreement may not be assigned in whole or in part by Executive. In the event the Company merges or consolidates with or sells or transfers substantially all of its assets to any other person, firm or corporation, the Company may, at its option, assign its rights and duties under this Agreement to such party and such party may, at its option, assume the obligations of the Company under this Agreement, and upon such assignment and assumption, the Company's obligations under this Agreement to Executive shall terminate.

     9.   NOTICE.

          Except as otherwise provided herein, all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given and be effective when delivered by hand or when deposited in the U.S. mail, prepaid, for certified or registered delivery, or prepaid telegram, to the following address (or to such other address as any of the following may from time to time designate by notice given in the manner herein provided):

                    To the Company:

                    Raymond R. Clark
                    President
                    Cincinnati Bell Telephone Company
                    201 East Fourth Street
                    Cincinnati, Ohio  45202

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                    To Executive:

                    Donald E. Hoffman

                    132 Wyoming Ave
                    ------------------------------
                    Cincinnati, Oh 45215
                    ------------------------------

     10.  GENERAL

          (a) Executive agrees that in making this Agreement, the Company is not admitting the violation of any law or any of Executive's rights, but does so solely for the purpose of settling all matters between them.

          (b) This Agreement contains the entire agreement between the parties and may only be modified by a subsequent written agreement signed by the same parties.

          (c) Executive admits that the terms of this Agreement have been explained to Executive, that Executive has had the opportunity and written advice to consult with any attorney or other advisor of Executive's choice and voluntarily has decided to give up all rights to make any claim against the Company. Executive states and admits that in executing this Agreement Executive does not rely, and has not relied, upon any other representation or statement made by the Company or by any of its agents, representatives or attorneys with regard to this Agreement.

          (d) Executive acknowledges that Executive has reviewed the terms of this Agreement, that Executive has had the opportunity to consult with an attorney, and that Executive voluntarily has decided to enter into this Agreement. Executive acknowledges that Executive was afforded a period of at least 45 days within which to consider this Agreement before Executive signed

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it, but knowingly and voluntarily and without coercion, and upon advice of counsel, chose to sign this Agreement before the expiration of the 45-day period. Executive may revoke this Agreement by giving written notice to the Company within 7 days after execution of this Agreement. Unless so revoked, this Agreement shall become effective and enforceable on the 8th day after it is executed by Executive.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          (f) No waiver with respect to any provision of this Agreement shall be effective unless in writing. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach.

          (g) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive, Executive's heirs and personal representatives.

     IN WITNESS WHEREOF, the Company has caused its name to be subscribed and Executive has subscribed his name on the 21st day of December, 1994.


Witness:                                CINCINNATI BELL TELEPHONE COMPANY



/s/Leslie P. Maloney                    By /s/Raymond R. Clark
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/s/Sandra J. Cole                       /s/Donald E. Hoffman
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                                        Donald E. Hoffman

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